Exhibit 99.1

Certara Reports First Quarter 2021 Financial Results and Updates Full Year 2021 Guidance

PRINCETON, N.J.—May. 6, 2021-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the first quarter of fiscal year 2021.

Highlights:

●	Revenue was $66.7 million, representing growth of 16% over the first quarter of 2020.
●	Net income was $1.1 million, compared to a net income of $1.0 million in the first quarter of 2020.
●	Adjusted EBITDA was $23.9 million, representing growth of 20% over the first quarter of 2020.
●	2021 guidance range was updated to $277 million - $285 million of revenue, $100 million - $102 million of adjusted EBITDA, and effective annual tax rate was lowered to 40% - 45%.

“Certara realized a successful start to the year, which reflects increased adoption of our proprietary end-to-end platform globally. As the COVID-19 pandemic continues to impact lives worldwide, I want to thank our Certara team for their dedication and tireless efforts to advance the use of biosimulation and for delivering another record quarter of revenue – which is our first full quarter as a public company. With a broad and diverse customer base and robust demand for our innovative offerings, we continue to be well-positioned for sustained growth,” said William F. Feehery, chief executive officer.

First Quarter 2021 Results

“In the first quarter, we delivered double-digit growth in revenue and profitability by executing on our customer commitments. With first quarter bookings growth of 34% year-over-year, we have solid momentum towards achieving our business and financial goals for the year,” said Andrew Schemick, chief financial officer.

Total revenue for the first quarter of 2021 was $66.7 million, representing year-over-year growth of 16%. The revenue growth was driven primarily by technology enabled services and software licenses and subscriptions.

Total cost of revenue for the first quarter of 2021 was $26.0 million, an increase from $22.2 million in the first quarter of 2020, primarily due to a $2.3 million increase in employee related costs and a $0.8 million increase in stock-based compensation costs, partially offset by decreases in travel related cost and retention expenses.

Total operating expenses for the first quarter of 2021 were $35.1 million, an increase from $27.3 million in the first quarter of 2020, primarily due to a $3.8 million increase in stock-based compensation expense, and a $1.4 million increase in employee related costs. The remaining increases were due to increases in secondary offering costs, acquisition related costs and D&O insurance.

Net income for the first quarter of 2021 was $1.1 million, compared to a net income of $1.0 million in the first quarter of 2020. Income from operations decreased $2.4 million due to higher stock-based compensation expenses and acquisition and transaction related expenses. The decrease in income from operations was offset by lower interest expense. Diluted Earnings Per Share for the first quarter 2021 and 2020 were $0.01.

Adjusted EBITDA for the first quarter of 2021 was $23.9 million compared to $19.9 million for the first quarter of 2020, representing 20% growth. See note (1) in the section A Note on Non-GAAP Financial Measures, below, for more information on Adjusted EBITDA.

Adjusted Net Income for the first quarter of 2021 was $9.4 million compared to $2.1 million for the first quarter of 2020. Adjusted Diluted Earnings Per Share for the first quarter 2021 was $0.06 compared to $0.02 for the first quarter of 2020. See note (2) in the section A Note on Non-GAAP Financial Measures, below, for more information on Adjusted Net Income and Adjusted Diluted Earnings Per Share.

	Three Months Ended March 31,
	2021	2020
Key Financials (in millions, except per share data)
Revenue	$66.7	$57.4
Net Income	$1.1	$1.0
Diluted Earnings Per Share	$0.01	$0.01
Adjusted EBITDA	$23.9	$19.9
Adjusted Net Income	$9.4	$2.1
Adjusted Diluted Earnings Per Share	$0.06	$0.02
Cash and Cash Equivalents	$273.0	$271.4

2021 Financial Outlook

Certara is updating its previously reported guidance for full year 2021 by raising the low end the range for revenue and Adjusted EBITDA and lowering the range of its effective annual tax rate. We expect the following:

Full year 2021 revenue to be in the range of $277 million to $285 million;

Full year 2021 Adjusted EBITDA to be in the range of $100 million to $102 million;

Full year 2021 Adjusted Diluted Earnings Per Share is expected to be in the range of $0.20 to $0.24;

Fully diluted shares for 2021 will be 153 million to 155 million; and

Effective annual tax rate for 2021 will be in the range of 40% to 45%.

In millions, except per share data	Full Year 2021 (Range)
Revenue	$277 - $285
Adjusted EBITDA	$100 - $102
Adjusted Diluted Earnings Per Share	$0.20 - $0.24

Webcast and Conference Call Details

Certara will host a conference call today, May 6, 2021, at 5:00 p.m. ET to discuss its first quarter 2021 financial results. The dial-in numbers are (833) 360-0946 for domestic callers or (914) 987-7661 for international callers, followed by Conference ID: 9802129. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://ir.certara.com/. The webcast will be archived on the website following the completion of the call for approximately one year.

About Certara

Certara accelerates medicines using biosimulation software and technology to transform traditional drug discovery and development. Its clients include 1,650 global biopharmaceutical companies, leading academic institutions, and key regulatory agencies across 61 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance, earnings per share, share count and effective tax rate. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; trends in research and development (R&D) spending; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to our contracts with government customers; our ability to sustain recent growth rates; any future acquisitions and our ability to successfully integrate such acquisitions; our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on backlog; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 15, 2021. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Please note that the Company has not reconciled the Adjusted EBITDA and Adjusted Diluted Earnings Per Share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(2)

Adjusted Net Income and Adjusted Diluted Earnings Per Share exclude the effect of the items discussed in footnote (1) above from GAAP net income and GAAP diluted earnings per share, respectively, as well as currency gain (loss) and adjust the provision for income taxes for such charges.

In evaluating Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger

Kekst CNC

Daniel.yunger@kekstcnc.com

Ariane Lovell
Finn Partners
ariane.lovell@finnpartners.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands, except per common share and share data)	2021	2020
Revenue	$66,718	$57,449
Cost of revenues	26,016	22,183
Operating expenses:
Sales and marketing	3,752	2,938
Research and development	4,706	2,875
General and administrative	16,562	11,541
Intangible asset amortization	9,456	9,359
Depreciation and amortization expense	602	553
Total operating expenses	35,078	27,266
Income from operations	5,624	8,000
Other income (expenses):
Interest expense	(3,928)	(6,858)
Miscellaneous, net	(117)	525
Total other income (expenses)	(4,045)	(6,333)
Income before income taxes	1,579	1,667
Provision for income taxes	527	621
Net income	$1,052	$1,046

Net income per share attributable to common stockholders:
Basic	$0.01	$0.01
Diluted	$0.01	$0.01
Weighted average common shares outstanding:
Basic	147,160,084	132,407,786
Diluted	152,084,745	132,407,786

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(in thousands, except per share and share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$272,988	$271,382
Accounts receivable, net of allowance for doubtful accounts of $131 and $132, respectively	54,402	54,091
Restricted cash	733	1,909
Prepaid expenses and other current assets	19,438	19,202
Total current assets	347,561	346,584
Other assets:
Property and equipment, net	3,505	3,872
Long-term deposits	1,184	1,163
Goodwill	519,226	518,592
Intangible assets, net of accumulated amortization of $137,193 and $127,172, respectively	388,225	396,445
Deferred income taxes	2,923	2,744
Total assets	$1,262,624	$1,269,400
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,593	$6,394
Accrued expenses	19,415	30,729
Current portion of deferred revenue	29,802	30,662
Current portion of interest rate swap liability	2,603	2,605
Current portion of long-term debt	4,680	4,680
Current portion of capital lease obligations	279	275
Total current liabilities	63,372	75,345
Long-term liabilities:
Capital lease obligations, net of current portion	246	318
Deferred revenue, net of current portion	853	545
Deferred income taxes	76,085	75,894
Long-term portion of interest rate swap liability	430	1,066
Long-term debt, net of current portion and debt discount	293,689	294,100
Other long-term liabilities	682	—
Total liabilities	435,357	447,268
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 152,979,479 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1,529	1,529
Additional paid-in capital	889,679	884,528
Accumulated deficit	(61,286)	(62,338)
Accumulated other comprehensive loss	(2,655)	(1,587)
Total stockholders' equity	827,267	822,132
Total liabilities and stockholders' equity	$1,262,624	$1,269,400

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income	$1,052	$1,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	602	553
Amortization of intangible assets	10,102	9,930
Amortization of debt issuance costs	378	382
Recovery of doubtful accounts	(1)	(17)
Equity-based compensation expense	5,151	538
Deferred income taxes	12	1,084
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2)	49
Prepaid expenses and other current assets	(673)	(2,025)
Accounts payable and accrued expenses	(11,180)	(1,274)
Deferred revenue	(507)	(1,443)
Net cash provided by operating activities	4,934	8,823
Cash flows from investing activities:
Capital expenditures	(222)	(459)
Capitalized development costs	(1,192)	(1,875)
Business acquisitions, net of cash acquired	(2,044)	(675)
Net cash used in investing activities	(3,458)	(3,009)
Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(855)	(849)
Proceeds on line of credit	—	19,880
Net cash provided by (used in) financing activities	(855)	19,031
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(191)	(251)
Net increase in cash, cash equivalents, and restricted cash	430	24,594
Cash, cash equivalents, and restricted cash, at beginning of period	273,291	29,762
Cash, cash equivalents, and restricted cash, at end of period	$273,721	$54,356

NON-GAAP FINANCIAL MEASURES

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2021	2020
Net income(a)	$1,052	$1,046
Interest expense(a)	3,928	6,858
Interest income(a)	(70)	(11)
Provision for income taxes(a)	527	621
Depreciation and amortization expense(a)	602	553
Intangible asset amortization(a)	10,102	9,930
Currency gain (loss) (a)	191	(282)
Equity-based compensation expense(b)	5,151	538
Acquisition-related expenses(c)	1,596	455
Transaction related expenses(d)	685	—
Severance expense(e)	—	195
Reorganization expense(f)	—	5
First-year Sarbanes-Oxley implementation costs (g)	107	—
Adjusted EBITDA	$23,871	$19,908

The following table reconciles Net income to Adjusted Net Income:

	Three Months Ended March 31,
(in thousands)	2021	2020
Net income(a)	$1,052	$1,046
Currency gain (loss) (a)	191	(282)
Equity-based compensation expense(b)	5,151	538
Acquisition-related expenses(c)	1,596	455
Transaction related expenses(d)	685	—
Severance expense(e)	—	195
Reorganization expense(f)	—	5
First-year Sarbanes-Oxley implementation costs (g)	107	—
Income tax expense impact of adjustments(h)	665	103
Adjusted Net Income	$9,447	$2,060

The following table reconciles diluted earnings per share to Adjusted Diluted Earnings Per Share:

	Three Months Ended March 31,
	2021	2020
Diluted earnings per share(a)	$0.01	$0.01
Currency gain (loss) (a)	—	—
Equity-based compensation expense(b)	0.03	0.01
Acquisition-related expenses(c)	0.01	—
Transaction related expenses(d)	0.01	—
Severance expense(e)	—	—
Reorganization expense(f)	—	—
First-year Sarbanes-Oxley implementation costs (g)	—	—
Income tax expense impact of adjustments(h)	—	—
Adjusted Diluted Earnings Per Share	$0.06	$0.02

Diluted weighted average common shares outstanding	152,084,745	132,407,786

(a)	Represents amounts as determined under GAAP.
(b)	Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)	Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(d)	Represents costs associated with our secondary offering that are not capitalized.
(e)	Represents charges for severance provided to former executives and non-executives.
(f)	Represents expense related to reorganization, including legal entity reorganization.
(g)	Represents the first year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2021.
(h)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.